UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 26, 2010

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On February 26, 2010, ViroPharma Biologics, Inc., a wholly owned subsidiary of ViroPharma Incorporated, (“ViroPharma Biologics”) entered into a Strategic Supply Agreement (the “Agreement”) with Biotest Pharmaceuticals Corporation (“Biotest”) pursuant to which ViroPharma Biologics will purchase specified annual quantities of U.S. source plasma from Biotest, beginning in 2011 at specified prices. If ViroPharma Biologics requires plasma in addition to the plasma provided under the Agreement and plasma which it is contractually bound to purchase under the previously disclosed plasma supply agreement with DCI Management Group, LLC, then Biotest will have a right of first refusal to supply the additional plasma to ViroPharma Biologics. The purchase commitment for 2011 is approximately $11 million to $20 million, subject to changes in volume commitment pursuant to the terms of the Agreement. Future annual purchase commitments are subject to changes in volume commitment, annual percentage increases based on market conditions and changes in the consumer price index.

Over the course of the next three years, pursuant to the terms of the Agreement, Biotest has committed to open three new plasma collection centers in the United States and ViroPharma Biologics will have the right to acquire these new centers on pre-specified economic terms as further set forth in the Agreement. ViroPharma Biologics may also request that Biotest construct two additional centers. If Biotest approves the opening of the additional two centers, ViroPharma Biologics will also have right to acquire these additional new centers on the same pre-specified economic terms as further set forth in the Agreement. ViroPharma Biologics will provide Biotest with funding, a portion of which is non-refundable, to develop and open these new centers, pursuant to the terms of the Agreement.

The Agreement expires on December 31, 2015 (the “Initial Term”), unless sooner terminated in accordance with its terms but may be renewed for additional terms provided either party notifies the other in writing at least eighteen (18) months prior to the end of the Initial Term and the other party agrees to renew the Agreement. Either party may terminate the Agreement upon written notice if the other party is in material breach of any provision thereof, subject to applicable cure periods as well as in the event of bankruptcy or similar preceding relating thereto. Subject to Biotest’s ability to mitigate damages, in the event ViroPharma Biologics is in default of its payment obligation under the Agreement, ViroPharma Biologics will be liable to purchase the minimum quantities of plasma specified under the Agreement for the balance of the term.

The Agreement also contains normal and customary representations and warranties and each party agrees to indemnify the other party for losses incurred as a result of the other party’s negligence.

The Company needs an adequate supply of plasma in order to manufacture Cinryze.

ViroPharma Incorporated intends to file a copy of the Agreement as an exhibit to the Company’s quarterly report on Form 10-Q for the first quarter of 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: March 4, 2010	By:	/S/ J. PETER WOLF
J. Peter Wolf
Vice President, General Counsel and Secretary